Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	Rouse Properties, Inc.
Date of Event Requiring Statement:	January12, 2012

Exhibit 99.3 - Joint Filers’ Signatures

Partners Limited

By: /s/ Loretta Corso	Date: January 23, 2012
Name: Loretta Corso
Title: Secretary

Brookfield Holdings Canada Inc.

By: /s/ Joe Freedman	Date: January 23, 2012
Name: Joe Freedman
Title: Vice President

By: /s/ Aleks Novakovic	Date: January 23, 2012
Name: Aleks Novakovic
Title: Vice President

Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP

By: Brookfield Private Funds Holdings Inc., its general partner

By: /s/ Aleks Novakovic	Date: January 23, 2012
Name: Aleks Novakovic Title: Vice President

Brookfield Private Funds Holdings Inc.

By: /s/ Karen Ayre	Date: January 23, 2012
Name: Karen Ayre Title: Vice President

By: /s/ Moshe Mandelbaum	Date: January 23, 2012
Name: Moshe Mandelbaum Title: Vice President

Brookfield Retail Split LP

By: Brookfield REP GP Inc., its general partner

By: /s/ Karen Ayre	Date: January 23, 2012
Name: Karen Ayre Title: Vice President

Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	Rouse Properties, Inc.
Date of Event Requiring Statement:	January12, 2012

Brookfield US Holdings Inc.

By: /s/ Aleks Novakovic	Date: January 23, 2012
Name: Aleks Novakovic Title: Vice-President

Brookfield US Corporation

By: /s/ Karen Ayre	Date: January 23, 2012
Name: Karen Ayre Title: Vice President

Brookfield REP GP Inc.

By: /s/ Karen Ayre	Date: January 23, 2012
Name: Karen Ayre Title: Vice President

Brookfield Retail Split II LLC

By: Brookfield REP GP Inc., its managing member

By: /s/ Karen Ayre	Date: January 23, 2012
Name: Karen Ayre Title: Vice President